                                                                     EXHIBIT 4.9

                 FORM OF SERIES E-1 PREFERRED STOCK CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Certificate Number: E-1-1                                  CUSIP No. 98951V 40 1

Number of Shares of Series E-1 Preferred Stock: _______

                           Series E-1 Preferred Stock
     (par value $0.001 per share) (liquidation preferences $1,000 per share)

                                       of

                            Ziff Davis Holdings Inc.

          Ziff Davis Holdings Inc., a Delaware corporation (the "Company"), hereby certifies that Cede & Co. (the "Holder") is the registered owner of fully paid and non-assessable preferred securities of the Company designed the Series E-1 Preferred Stock (par value $0.01 per share) (liquidation preference $1,000 per share) (the "Preferred Stock"). The shares of Preferred Stock are transferable on the books and records of the Company, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Stock represented hereby are issued and shall in all respects be subject to the provisions of the Fifth Amended and Restated Certificate of Incorporation of the Company, as the same may be amended from time to time (the "Certificate of Incorporation"). The number of shares of Preferred Stock evidenced by this certificate shall be increased, from time to time, upon notice from the Company, for the payment of dividends in accordance with Article 4, Section VI of the Certificate of Incorporation. Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Incorporation. The Company will provide a copy of the Certificate of Incorporation to a Holder without charge upon written request to the Company at its principal place of business.

          Reference is hereby made to select provisions of the Preferred Stock set forth on the reverse hereof, and to the Certificate of Incorporation, which select provisions and the Certificate of Incorporation shall for all purposes have the same effect as if set forth at this place.

          Upon receipt of this certificate, the Holder is bound by the Certificate of Incorporation and is entitled to the benefits thereunder.

          IN WITNESS WHEREOF, the Company has executed this certificate this ___ day of __________, 2002.

                                       ZIFF DAVIS HOLDINGS INC.


                                       By: _____________________________________
                                           Name:
                                           Title:


                                       By: _____________________________________
                                           Name:
                                           Title:

          Dividends on each share of Preferred Stock shall be payable at a rate per annum set forth in the face hereof or as provided in the Certificate of Incorporation.

          The shares of Preferred Stock shall be redeemable as provided in the Certificate of Incorporation.

          As required under Delaware law, the Company shall furnish to any Holder upon request and without charge, a full summary statement of the designations, voting rights, preferences, limitations and special rights of the shares of each class or series authorized to be issued by the Company so far as they have been fixed and determined and the authority of the Board of Directors to fix and determine the designations, voting rights, preferences, limitations and special rights of the class and series of shares of the Company.

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Preferred Stock evidenced hereby to: ________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

(Insert assignee's social security or tax identification number)

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

(Insert address and sip code of assignee)

and irrevocably appoints:

________________________________________________________________________________
________________________________________________________________________________

agent to transfer the shares of Preferred Stock evidenced hereby on the books of the Company. The agent may substitute another to act for him or her.

Date: _________________________

Signature: ____________________
(Sign exactly as your name appears on the other side of this Preferred Stock Certificate)

Signature Guarantee:* ___________________________


___________________

          *(Signature must be guaranteed by an "eligible guarantor institution" that is, a bank, stock broker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)